Exhibit 99.1

Hatteras Financial Corp. Announces Second Quarter 2012 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--July 24, 2012--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended June 30, 2012.

Second Quarter 2012 Highlights

  Generated net income of $0.91 per weighted average share
  Declared a $0.90 per share dividend
  Quarter end book value $27.45 per share
  Earned a net return on average equity of 12.91%
  Realized average net interest spread of 1.49%
  Weighted average constant prepayment rate of 19.7
  Annualized total expense ratio of 0.88% of average shareholders’ equity

Second Quarter 2012 Results

During the quarter ended June 30, 2012, the Company earned net income of $89.1 million, or $0.91 per diluted common share, compared to net income of $69.3 million, or $0.89 per diluted common share, during the quarter ended March 31, 2012. Net interest income for the quarter ended June 30, 2012 was $83.0 million, compared to $72.0 million for the quarter ended March 31, 2012 reflecting the growth in the portfolio from the common stock offering completed at the end of March. The Company’s average earning assets increased to $21.1 billion for the second quarter of 2012 from $17.3 billion in the first quarter of 2012 as the Company deployed the proceeds from its common stock issuances completed in the first quarter of 2012. The Company’s net interest margin decreased to 1.49% for the second quarter of 2012 from 1.58% in the first quarter of 2012 as portfolio yield dropped. The Company’s cost of funds (including hedges) decreased .09% to 0.94% in the second quarter of 2012. The Company’s average repurchase agreement (repo) rate on outstanding short-term (less than 30 days) repo positions increased to 0.41% in the second quarter of 2012, from 0.35% in the first quarter of 2012. The increase in the short term repo rate was offset by a decrease in weighted average interest rate on interest rate swaps, which declined from 1.72% in the first quarter of 2012 to 1.54% in the second quarter as a result of new swap positions added during the quarter. Operating expenses were $6.1 million for the second quarter of 2012 versus $5.2 million for the first quarter of 2012, due to the increase in shareholder’s equity. Total annualized expenses were 0.88% of average shareholders’ equity for the quarter ended June 30, 2012, down from 0.98% the previous quarter.

“In this low return environment, the second quarter was another one in which Hatteras was able to provide a solid return for shareholders” said Michael R. Hough, the Company’s Chief Executive Officer. “The rally in interest rates since the end of March has created some challenges in the investing environment, but earnings margins remain attractive, especially given the current global economic outlook.”

Dividend

The Company declared a dividend of $0.90 per share of common stock with respect to the quarter ended June 30, 2012, which equaled the $0.90 per share dividend for the quarter ended March 31, 2012. Using the closing share price of $28.60 on June 30, 2012, the second quarter dividend equates to an annualized dividend yield of 12.6%.

Portfolio

The Company’s weighted average earning assets, consisting of mortgage securities issued by Fannie Mae and Freddie Mac (“agency securities”), grew to $21.1 billion for the quarter ended June 30, 2012, compared to $17.3 billion for the previous quarter. The portfolio’s weighted average coupon was 3.18% for the second quarter of 2012, compared to 3.38% for the first quarter of 2012, reflecting lower rates on new security purchases. The annualized yield on average assets was 2.43% for the second quarter of 2012, compared to 2.61% for the first quarter of 2012.

At June 30, 2012, the Company’s portfolio of agency securities consisted of 92.6% of adjustable-rate agency securities and 7.4% of 15-year fixed-rate agency securities. At June 30, 2012, the Company owned $20.7 billion of adjustable-rate agency securities with a weighted average coupon of 3.19% and a weighted average cost basis of $102.62, and $1.6 billion of 15-year fixed-rate agency securities with a weighted average coupon of 3.00%, and a weighted average cost basis of $103.69. The Company’s adjustable-rate agency securities portfolio at June 30, 2012 is summarized below.

				Weighted Avg.
(dollars in thousands)	% of ARM	Current	Weighted Avg.	Amortized		Weighted Avg.
Months to Reset	Portfolio	Face value (1)	Coupon (2)	Purchase Price (3)	Amortized Cost (4)	Market Price (5)	Market Value (6)
0-12	5.9%	$1,134,446	4.62%	$101.29	$1,149,110	$106.81	$1,211,732
13-24	1.4%	265,612	4.05%	$101.45	269,466	$106.04	281,644
25-36	9.4%	1,851,972	4.04%	$102.31	1,894,662	$105.68	1,957,167
37-48	20.5%	4,062,643	3.19%	$102.45	4,162,203	$104.54	4,246,890
49-60	16.2%	3,231,842	2.69%	$102.69	3,318,688	$104.21	3,367,915
61-72	16.7%	3,292,790	3.37%	$102.53	3,376,035	$105.24	3,465,266
73-84	26.6%	5,285,674	2.78%	$103.12	5,450,509	$104.43	5,519,841
85-96	0.9%	185,266	2.53%	$103.16	191,130	$103.91	192,505
97-108	0.4%	76,717	3.94%	$103.68	79,544	$105.75	81,131
109-120	1.1%	208,718	2.96%	$103.49	216,000	$104.40	217,892
121-132	0.9%	180,342	2.83%	$103.42	186,518	$104.07	187,685
Total ARMs	100.0%	$19,776,022	3.19%	$102.62	$20,293,865	$104.82	$20,729,668

During the second quarter of 2012, the expense of amortizing the premium on the Company’s securities was $35.9 million, compared to $29.5 million during the first quarter of 2012. The increase was primarily the result of a larger portfolio of agency securities. The weighted average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annual basis) during the second quarter of 2012 was 25.5%, compared to 25.7% during the first quarter of 2012. The Company’s weighted average one month constant prepayment rate (“CPR”) for the quarter ended June 30, 2012 was 19.7 annualized, as compared to 19.6 for the quarter ended March 31, 2012. CPR measures the unscheduled repayment rate as a percentage of principal on an annualized basis.

Portfolio Financing and Leverage

At June 30, 2012, the Company financed its portfolio with approximately $20.2 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity. The Company’s repo debt-to-shareholders’ equity ratio at June 31, 2012, was 7.5 to 1, up from 6.2 to 1 at March 31, 2012 after the proceeds from the common stock offering in March 2012 were invested. At June 30, 2012, the Company’s repurchase agreements had a weighted average remaining term of approximately 24 days. The Company also uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of June 30, 2012, the Company had entered into interest rate swaps with a notional amount of $10.3 billion. The swap agreements, which are indexed to 30-day LIBOR, have an average remaining term of 35 months at an average fixed rate of 1.54%. Included in these totals are $2.6 billion of forward-starting interest rate swaps which begin over the next 20 months.

Book Value

The Company’s book value (shareholders’ equity) per share on June 30, 2012 was $27.45, an increase of $0.15, from the per share book value of $27.30 on March 31, 2012. The increase in book value during the quarter was due to the increase in the value of the Company’s agency securities exceeding the increase in loss on the Company’s interest rate swap contracts. On a per share basis, the per share book value at June 30, 2012 consisted of $25.25 of common equity, $0.02 of retained earnings, $4.73 of unrealized gains on agency securities, and offset by $2.55 of unrealized losses on interest rate swaps.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday July 25, 2012, to discuss financial results for the second quarter ended June 30, 2012. To participate in the event by telephone, please dial (877) 317-6789 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6789. Canada callers should dial (866) 605-3852. A digital replay of the call will be available on Wednesday, July 25, 2012 at approximately 12:00 noon ET through Thursday, August 2, 2012 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10016342. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 1000® index.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe,"”will,” "expect," "intend," "anticipate," "estimate,"”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about mortgage rates, net interest margins and the Company’s long-term return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Hatteras Financial Corp.
Balance Sheets

(In thousands, except per share amounts)	(Unaudited)
	June 30,2012	December 31, 2011
Assets

Mortgage-backed securities, at fair value
(including pledged assets of $21,178,062 and $17,012,472 at June 30, 2012	$22,367,121	$17,741,873
and December 31, 2011, respectively)
Cash and cash equivalents	288,691	347,045
Restricted cash	278,178	237,014
Unsettled purchased mortgage-backed securities, at fair value	829,060	49,630
Accrued interest receivable	73,856	63,025
Principal payments receivable	138,712	105,333
Debt security, held to maturity, at cost	15,000	15,000
Other assets	27,702	27,799
Total assets	$24,018,320	$18,586,719

Liabilities and shareholders’ equity
Repurchase agreements	$20,152,860	$16,162,375
Payable for unsettled securities	827,732	48,999
Accrued interest payable	4,393	4,596
Interest rate hedge liability	250,933	219,167
Dividend payable	88,267	69,141
Accounts payable and other liabilities	1,874	2,253
Total liabilities	$21,326,059	16,506,531

Shareholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, none
outstanding at June 30, 2012 and December 31, 2011	–	–
Common stock, $.001 par value, 200,000,000 shares authorized,
98,074,404 and 76,823,220 shares issued and outstanding at
June 30, 2012 and December 31, 2011, respectively	98	77
Additional paid-in capital	2,476,170	1,904,748
Retained earnings	2,333	2,041
Accumulated other comprehensive income	213,660	173,322
Total shareholders’ equity	2,692,261	2,080,188
Total liabilities and shareholders’ equity	$24,018,320	$18,586,719

Hatteras Financial Corp.
Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three months	Three months	Six months	Six months
	Ended	Ended	Ended	Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Interest income:
Interest income on mortgage-backed securities	$128,720	$113,188	$241,480	$200,123
Interest income on short-term cash investments	441	331	773	671
Interest income	129,161	113,519	242,253	200,794

Interest expense	46,169	35,910	87,278	62,104

Net interest income	82,992	77,609	154,975	138,690

Operating expenses:
Management fee	4,312	3,531	8,154	6,623
Share based compensation	425	194	854	401
General and administrative	1,316	746	2,229	1,305
Total operating expenses	6,053	4,471	11,237	8,329

Other income:
Gain on sale of mortgage-backed securities	12,205	4,405	14,710	4,405

Net income	$89,144	$77,543	$158,448	$134,766

Earnings per share - common stock, basic	$0.91	$1.04	$1.80	$2.01

Earnings per share - common stock, diluted	$0.91	$1.04	$1.80	$2.01

Dividends per share	$0.90	$1.00	$1.80	$2.00

Weighted average shares outstanding	97,969,074	74,807,174	87,789,596	67,167,275

Hatteras Financial Corp
Statements of Comprehensive Income
(Unaudited)

(In thousands, except per share amounts)

	For the three	For the three	For the six	For the six
	months ended	months ended	months ended	months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income	$89,144	$77,543	$158,448	$134,766

Other comprehensive income :

Net unrealized gains on securities available for sale	47,241	135,701	72,072	96,950
Net unrealized losses on interest rate hedges	(33,988)	(97,301)	(31,734)	(55,568)
Other comprehensive income	13,253	38,400	40,338	41,382

Comprehensive income	$102,397	$115,943	$198,786	$176,148

Key Statistics (Amounts are unaudited and subject to change)

(in thousands, except per share amounts)
	Three months ended (unaudited)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Statement of Income Data
Interest income	$129,161	$113,092	$114,821	$110,505	$113,519
Interest Expense	(46,169)	(41,109)	(42,299)	(40,259)	(35,910)
Net Interest Income	82,992	71,983	72,522	70,246	77,609

Gain on sale of mortgage-backed securities	12,205	2,505	2,841	13,330	4,405

Operating Expenses	(6,053)	(5,184)	(4,738)	(4,594)	(4,471)

Net Income	$89,144	$69,304	$70,625	$78,982	$77,543

Earnings per share - common stock, basic	$0.91	$0.89	$0.92	$1.04	$1.04

Earnings per share - common stock, diluted	$0.91	$0.89	$0.92	$1.04	$1.04

Weighted average shares outstanding	97,969	77,610	76,606	75,743	74,807

Distributions per common share	$0.90	$0.90	$0.90	$1.00	$1.00

Key Portfolio Statistics
Average MBS	$21,149,623	$17,259,040	$17,608,752	$16,192,903	$14,956,852
Average Repurchase Agreements	$19,599,942	$15,981,764	$16,280,835	$14,884,196	$13,540,291
Average Equity	$2,762,948	$2,113,079	$2,040,843	$2,035,296	$2,016,013
Average Portfolio Yield	2.43%	2.61%	2.60%	2.72%	3.03%
Average Cost of Funds	0.94%	1.03%	1.04%	1.08%	1.06%
Interest Rate Spread	1.49%	1.58%	1.56%	1.64%	1.97%
Return on Average Equity	12.91%	13.12%	13.84%	15.52%	15.39%
Average Annual Portfolio Repayment Rate	25.47%	25.67%	27.39%	28.55%	18.54%
Debt to Equity (at period end)	7.5:1	6.2:1	7.8:1	7.9:1	7.4:1
Debt to Additional Paid in Capital at period end)	8.1:1	6.7:1	8.5:1	8.4:1	8.0:1

Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Mortgage-backed Securities Portfolio as of June 30, 2012 (Amounts are unaudited and subject to change)

	MBS	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency Securities
Fannie Mae Certificates
ARMS	$13,443,060	$-	$309,182	$13,752,242	61.4%
Fixed Rate	1,028,329	-	13,067	$1,041,396	4.7%
Total Freddie Mae	14,471,389	-	322,249	$14,793,638

Freddie Mac Certificates
ARMS	6,850,805	-	126,621	$6,977,426	31.2%
Fixed Rate	588,594	-	7,463	$596,057	2.7%
Total Fannie Mae	7,439,399	-	134,084	$7,573,483

Total Agency Securities	$21,910,788	$-	$456,333	$22,367,121

ARM Mortgage-backed Securities Portfolio as of June 30, 2012 (Amounts are unaudited and subject to change)

(dollars in thousands)	% of ARM	Current	Weighted Avg.	Weighted Avg.
Months to Reset	Portfolio	Face value	Coupon	Market Price	Market Value
0-12	5.9%	$1,134,446	4.62%	$106.81	$1,211,732
13-24	1.4%	265,612	4.05%	$106.04	281,644
25-36	9.4%	1,851,972	4.04%	$105.68	1,957,167
37-48	20.5%	4,062,643	3.19%	$104.54	4,246,890
49-60	16.2%	3,231,842	2.69%	$104.21	3,367,915
61-72	16.7%	3,292,790	3.37%	$105.24	3,465,266
73-84	26.6%	5,285,674	2.78%	$104.43	5,519,841
85-96	0.9%	185,266	2.53%	$103.91	192,505
97-108	0.4%	76,717	3.94%	$105.75	81,131
109-120	1.1%	208,718	2.96%	$104.40	217,892
121-132	0.9%	180,342	2.83%	$104.07	187,685
Total MBS	100.0%	$19,776,022	3.19%	$104.82	$20,729,668

Repo Borrowings June 30, 2012 (Amounts are unaudited and subject to change)

	June 30, 2012

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$14,948,041	0.40%
30 days to 3 months	5,204,819	0.41%
3 months to 36 months	-	-
	$20,152,860	0.41%

Hatteras Swap Portfolio as of June 30, 2012 (Amounts are unaudited and subject to change)

		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$800,000	6	1.90%
Over 12 months to 24 months	1,200,000	19	1.90%
Over 24 months to 36 months	3,800,000	31	1.78%
Over 36 months to 48 months	2,700,000	42	1.30%
Over 48 months to 60 months	1,800,000	53	0.99%

Total	$10,300,000	35	1.54%

Forward Starting Swaps included above		Average	Weighted Average
	Notional	Term	Fixed Interest
Cash flow beginning in	Amount	in Months	Rate in Contract

12 months or less	$1,800,000	43	0.94%
Over 12 months to 24 months	800,000	39	0.99%

Total	$2,600,000	42	0.96%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
CCG Investor Relations
Mark Collinson, 310-954-1343
Partner
www.ccgir.com